                                                                     Exhibit 99K

                               POWERTEL USA, INC.



                                    97-30265


                                   CHAPTER 11
                            MONTHLY OPERATING REPORT
                                  FEBRUARY 1998







The Debtor in Possession is filing an incomplete Monthly Operating Report due to the lack of complete records. The former officers of PowerTel, USA. Inc. have not cooperated with the Debtor by providing the necessary information. The Books and Records are missing. Therefore, it is impossible for the Debtor to file a complete Monthly Operating Report.












                                      /s/ Richard Cascarilla
                                      ---------------------------------------
                                      RICHARD A. CASCARILLA, PRESIDENT
                                      DEBTOR IN POSSESSION

                                  BALANCE SHEET
                                FEBRUARY 28, 1998

                                     Assets

Current Assets:

         Cash                                                 $     69,824.13
                                                              ---------------
                  Accounts Receivable         $
                                              ---------------
                  Allowance for Doubtful
                           Accounts           $
                                              ---------------
                  Accounts Receivable (Net)                   $
                                                              ---------------
                  Inventory                                   $
                                                              ---------------
                  Prepaid Expenses                            $
                                                              ---------------

                  Total Current Assets                                                    $     69,824.13
                                                                                          ---------------

Property and Equipment (Fair Market Value)

                  Real Property               $
                                              ---------------
                  Machinery and Equipment     $5,700, 000. 00
                                              ---------------
                  Furniture and Fixtures      $
                                              ---------------
                  Office Equipment            $
                                              ---------------
                  Leasehold Improvements      $
                                              ---------------
                  Vehicles                    $
                                              ---------------
                  Other                       $
                                              ---------------

                  Total Property and Equipment                                            $  5,700,000.00
                                                                                          ---------------
Investments:

                   Herth Printing and Business Supply
                            Stock (at Book Value)                                         $    384,218.00
                                                                                          ---------------

                   Total Assets:                                                          $  6,154,042.13
                                                                                          ---------------

                                   LIABILITIES
                                FEBRUARY 28, 1998

Postpetition Liabilities (Accrued and Unpaid)

         Salaries & Wages                     $
                                              -------------
         Payroll Taxes                        $    2,536.50
                                              -------------
         Sales Taxes                          $
                                              -------------
         Income Taxes                         $
                                              -------------
         Real Property Taxes                  $
                                              -------------
         Personal Property Taxes              $
                                              -------------
         Accounts Payable                     $
                                              -------------
         Postpetition Real Property
                  Lease Arrearages            $
                                              -------------
         Postpetition Equipment
                  Lease Arrearages            $
                                              -------------
         Accrued Professional Fees
         Other                                $
                                              -------------
                                              $
                                              -------------
         Total Postpetition Liabilities                          $    2,536.50
                                                                 -------------

Prepetition Liabilities

         Priority Debt (Schedule A-1)         $
                                              -------------
         Secured Debt (Schedule A-2)          $
                                              -------------
         Unsecured Debt (Schedule A-3)        $
                                              -------------

         Total Prepetition Liabilities                           $
                                                                 -------------
Shareholder's Equity

         Common Stock                         $
                                              -------------
         Paid-In Capital                      $6,131,096.00
                                              -------------
         Retained Earnings                    $   20,409.63
                                              -------------

         Total Shareholder's Equity                              $6,151,505.63
                                                                 -------------

         Total Liabilities & Equity                              $6,154,042.13
                                                                 -------------

                                 RECAPITULATION
                                FEBRUARY 28, 1998

Balance from Prior Month

         General Account                                                                $ 78,051.73
                                                                                        -----------
                  Bank                     FIRST OF AMERICA BANK, N.A. MICHIGAN
                  Branch                   OKEMOS, MICHIGAN
                  Account                  #62-3007936-7

         General Account                                                                $
                                                                                        -----------
                  Bank
                  Branch
                  Account #

         Tax Account                                                                    $
                                                                                        -----------
                  Bank
                  Branch
                  Account #

Balance to Carry Forward to Next Month

           General Account                                                              $

           General Account                                                              $ 69,824.13
                                                                                        -----------

           Tax Account                                                                  $
                                                                                        -----------

                               POWERTEL USA, INC.
                             EAST LANSING, MICHIGAN
                              BANK ACCOUNT SUYIWIES
                                    #97-30265
                                 (PRELBANK.298)
                                 FEBRUARY, 1998



                                                 FIRST OF
DATE           DESCRIPTION                       AMERICA
--------       ----------------------------      ----------
02.01.98       BEGINNING BALANCE                 $78,051.73
                                                 ----------
02.28.98       TOTAL DEPOSITS                    $     0.00
                                                 ----------
02.28.98       CHECKS WRITTEN PER ATTACHED       $ 8,227.60
                                                 ----------
02.28.98       TOTAL DISBURSEMENTS               $ 8,227.60

02.28.98       BALANCE                           $69,854.13
                                                 ==========

RUN DATE: 03/11/98          POWERTEL USA, INC.                   PAGE: 1
SYS DATE: 02/28/98          TRANSACTION JOURNAL                  TIME: 04:59 PM


SOURCE        POSTING        CREDIT
JOURNAL       DATE           ACCOUNT NO                BATCH TOTAL                 JOURNAL COMMENT

CD-0001       02/28/98       1020-000-00               8,227.60                     DISBURSEMENTS

CHECK NO      DATE           COMMENT                  DEBIT ACCT                    TRANS AMOUNT
--------      --------       ---------------          -----------                  ---------------
0001067       02/02/98       CASEY & BOOG PLC         6600-000-00                         95.00
0001068       02/02/98       CASEY & BOOG             6500-000-00                          5.90
0001069       02/03/98       AMERITECH                7800-000-00                         18.90
0001070       02/06/98       U.P.S.                   6000-000-00                         13.50
0001071       02/17/98       CASEY & BOOG             6600-000-00                         95.00

0001072       02/17/98       FIRST OF AMERICA         2110-001-00                        474.30
0001072       02/17/98       FIRST OF AMERICA         2110-002-00                        810.00
0001072       02/17/98       FIRST OF AMERICA         2110-005-00                        474.30
                                                                                       --------
                                                      CHECK 0001072 TOTALS:            1,758.60
                                                                                       --------

0001073       02/23/98       CORPORATE SERVICES       7800-000-00                         58.31
0001074       02/24/98       FLEET                    7900-000-00                        803.19
0001075       02/25/98       RICHARD CASCARILLA       8100-000-00                      3,723.00
0001076       02/28/98       CASEY & BOOG             6600-000-00                         95.00
0001077       02/28/98       U.P.S.                   6000-000-00                         24.00
0001078       02/28/98       H. LAWRENCE HEATH        8100-000-00                        991.20
0001079       02/28/98       MICHAEL KASSOUFF         7900-000-00                        369.00
0001080       02/28/98       JOHN VOGEL               7900-000-00                        177.00
                                                                                       --------
                                                      JOURNAL CD-0001 TOTALS:          8,227.60
                                                                                       --------
                                                      SOURCE CD TOTALS:                8,227.60
                                                                                       --------
                                                      REPORT TOTALS:                   8,227.60
                                                                                       ========

                               CASH FLOW STATEMENT
                                FEBRUARY 28, 1998

                                                                  Projected
                                                   Current       For current
                                                    Month           Month
                                                  ----------     -----------
Receipts:

         Sales (Cash Only)                        $              $
                                                  ----------     -----------
         Collections of Accounts Receivable       $              $
                                                  ----------     -----------
         Other Income                             $              $
                                                  ----------     -----------

Total Receipts                                    $              $
                                                  ----------     -----------

Disbursements:

         Purchases and Inventory                  $              $
                                                  ----------     -----------
         Salaries and Wages                       $ 4,714.20     $
                                                  ----------     -----------
         Employee Benefits                        $              $
                                                  ----------     -----------
         Shipping &  Freight                      $    37.50     $
                                                  ----------     -----------
         Rent                                     $              $
                                                  ----------     -----------
         Secured Debt Payments                    $              $
                                                  ----------     -----------
         Outside Services                         $   285.00     $
                                                  ----------     -----------
         Telephone                                $    77,21     $
                                                  ----------     -----------
         Repairs & Maintenance                    $              $
                                                  ----------     -----------
         Miscellaneous Office Expense             $     5.90     $
                                                  ----------     -----------
         Advertising                              $              $
                                                  ----------     -----------
         Travel & Entertainment                   $ 1,349.19     $
                                                  ----------     -----------
         Professional Fees                        $              $
                                                  ----------     -----------
         Court Costs                              $              $
                                                  ----------     -----------

Insurance:Liability                               $              $
                                                  ----------     -----------
          Property                                $              $
                                                  ----------     -----------
          Vehicle                                 $              $
                                                  ----------     -----------
          Worker's Compensation                   $              $
                                                  ----------     -----------
          Other                                   $              $
                                                  ----------     -----------

Taxes:    Payroll                                 $ 1,758.60     $
                                                  ----------     -----------
          Sales                                   $              $
                                                  ----------     -----------
          Income                                  $              $
                                                  ----------     -----------
          Real Property                           $              $
                                                  ----------     -----------
          Personal Property                       $              $
                                                  ----------     -----------

Total Disbursements                               $              $
                                                  ----------     -----------

Cash Flow                                         $(8,227.60)    $
                                                  ----------     -----------

                                INCOME STATEMENT
                                 (Accrual Basis)
                      OCTOBER 1, 1997 TO FEBRUARY 28, 1998

                                                                      Current             Year to
                                                                       Month               Date

Income                                                               $                  $
                                                                     ------------       -----------
Cost of Goods Sold
         Beginning Inventory                                         $                  $
                                                                     ------------       -----------
         Inventory Purchases                                         $                  $
                                                                     ------------       -----------
         Ending inventory                                            $                  $
                                                                     ------------       -----------

         Total Costs of Goods Sold                                   $                  $
                                                                     ------------       -----------

Operating Expenses
         Salaries and Wages                                          $   6,200.00       $ 36,000.00
                                                                     ------------       -----------
         Employee Benefits                                           $                  $
                                                                     ------------       -----------
         Shipping & Freight                                          $      37.50       $  1,142.82
                                                                     ------------       -----------
         Rent                                                        $                  $
                                                                     ------------       -----------
         Secured Debt Payments                                       $                  $
                                                                     ------------       -----------
         Outside Services                                            $     285.00       $  2,094.93
                                                                     ------------       -----------
         Telephone                                                   $      77.21       $    474.56
                                                                     ------------       -----------
         Repairs & Maintenance                                       $                  $
                                                                     ------------       -----------
         Miscellaneous Office Expense                                $       5.90       $  1,443.68
                                                                     ------------       -----------
         Advertising                                                 $                  $
                                                                     ------------       -----------
         Travel & Entertainment                                      $   1,349.19       $  7,713.58
                                                                     ------------       -----------
         Professional Fees                                           $                  $ 28,557.15
                                                                     ------------       -----------
         Court Costs                                                 $                  $ 16,872.00
                                                                     ------------       -----------
         Insurance:Liability                                         $                  $
                                                                     ------------       -----------
                   Property                                          $                  $
                                                                     ------------       -----------
                   Vehicle                                           $                  $
                                                                     ------------       -----------
                   Worker's Compensation                             $                  $
                                                                     ------------       -----------
                   Other - Bond                                      $                  $   (920.00)
                                                                     ------------       -----------
         Taxes:    Payroll                                           $     643.00       $  3,475.20
                                                                     ------------       -----------
                   Sales                                             $                  $
                                                                     ------------       -----------
                   Income                                            $                  $
                                                                     ------------       -----------
                   Real Property                                     $                  $
                                                                     ------------       -----------
                   Personal Property                                 $                  $
                                                                     ------------       -----------

         Total Operating Expenses                                    $   8,597.80       $ 96,853.92
                                                                     ------------       -----------
         Total Profit (Loss) from Operations                         $  (8,597.80)      $(96,853.92)
                                                                     ------------       -----------

         Other Income (Expense)                                      $                  $
                                                                     ------------       -----------
                  Gain (Loss) on Sale of Assets                      $                  $
                                                                     ------------       -----------
                  Interest Expense                                   $                  $
                                                                     ------------       -----------
                  Interest Income                                    $                  $
                                                                     ------------       -----------
                  Dividend income                                    $                  $     16.34
                                                                     ------------       -----------
                  Herth Printing Income (loss)                       $ (33,141.00)      $(46,878.00)
                                                                     ------------       -----------
                  Total                                              $ (33,141.00)      $(46,861.66)
                                                                     ------------       -----------
         Total Profit (Loss) for Month                               $ (41,738.80)      $(143,715.58)
                                                                     ------------       -----------

                              Monthly Questionnaire


I.  Accounts Payable and Receivable Aging:


    Attach an Accounts Payable and Receivable Aging Schedule, identifying in chronological (or reverse chronological) order every debt which came due after the commencement of the bankruptcy case but has not been paid, and specifying the creditor by name and address, the nature of the debt (e.g., rent, advertising, wages, etc.), the amount owed and the date on which the obligation come due. Provide summary information below for both accounts payable and accounts receivable:


                                                       Accounts Payable                     Accounts Receivable
                                                       ----------------                     -------------------
Less Than 31 Days Past Due
31 to 60 Days Past Due
61 to 90 Days Past Due
91 to 120 Days Past Due
Over 120 Days Past Due

II. Payments to Secured Creditors and Lessors:

    Identify every secured Creditor and lessor by name and address, and provide the requested information. Where there is a postpetition stipulation or court order governing the creditor's treatment, respond on the basis of that stipulation or order; otherwise, respond on the basis of the prepetition contract or lease.



Creditor Name and Address              Payment          Periodic        Date of              Post Petitions Payments
                                       Period           Payment         Last                  Made                Missed
                                       (mo/wk)          Amount          Payment         -------------------------------------
                                                                                        No.       Amount      No.      Amount
-------------------------              ------           --------        -------         ---       ------      ---      ------

MONTHLY QUESTIONNAIRE
Page 2

III. Tax Liability

     Gross Payroll Expense for Report Month:                   $6,200.00
                                                               ---------

     Gross Sales Subject to Sales Tax for Report Month                              $    0.00
                                                                                    ---------


                                       Date Paid        Amount Paid        Due But Not Paid         Accrued But Not Due
                                       ---------        -----------        ----------------         -------------------
Federal Payroll & Withholding                                                                             1,833.80
State Payroll & Withholding                                                                                 702.70
State Sales & Use

IV.  Insurance Coverage


                                      Carrier/Agent Name         Amount of          Policy Expiration      Policy Paid
                                                                 Coverage           Date                   Through Date
                                      ------------------         ---------          -----------------      ------------
Worker's Compensation
Liability
Fire & Extended Coverage
Property
Theft
Vehicle
Life (Beneficiary):
Other (specify):

V.   Postpetition Payments

    A. Has the Debtor made any payments outside of the ordinary course of business to any officers, shareholders, directors, other principals or insider-employees or to professionals without specific authorization under a Bankruptcy Court order? /NO/

    If the answer is yes, identify each person paid, the date and amount of such payment(s) and the basis for each such payment.

    B. Has the Debtor, following the commencement of the bankruptcy case, made any payments on account of prepetition unsecured debts, except as specifically authorized by the Bankruptcy Court? /NO/

    If the answer is yes, identify each person paid, the date and amount of such payment(s) and the basis for each such payment.

MONTHLY QUESTIONNAIRE
Page 3


VI.                Narrative

     Provide a brief narrative report of any significant events outside of the ordinary course of business which occurred during the Report Month:




VII.               U.S. Trustee Fees


Quarter               Total                  Quarterly Fee       Amount Paid          Date Paid        Total Quarterly
Ending                Disbursement                                                                     Fees Due But
                      During Quarter                                                                   Not Paid
-------               --------------         -------------       -----------          ---------        ---------------



     I declare under penalty of perjury that I have reviewed the income statement, cash flow statement, projections, balance sheet and monthly questionnaire attached hereto and, after making reasonable inquiry, believe that these documents are accurate and correct.
                  DATED this 19th day of February, 1998.

                                    By:  /s/ Richard Cascarilla
                                         ----------------------